Exhibit 10.5

TECHNICAL OLYMPIC USA, INC.
ANNUAL AND LONG-TERM INCENTIVE PLAN
(As Amended and Restated
Effective as of October 5, 2004)

SECTION 1. Purpose of the Plan.

The Technical Olympic USA, Inc. Annual and Long-Term Incentive Plan, as amended and restated effective as of October 5, 2004 (the “Plan”) is intended to promote the interests of Technical Olympic USA, Inc., a Delaware corporation (the “Company”), by encouraging employees, consultants and directors of the Company, its subsidiaries and affiliated entities to acquire or increase their equity interest in the Company and to provide a means whereby they may develop a sense of proprietorship and personal involvement in the development and financial success of the Company through cash and stock awards, and to encourage them to remain with and devote their best efforts to the business of the Company thereby advancing the interests of the Company and its shareholders. The Plan is also contemplated to enhance the ability of the Company, its subsidiaries and affiliated entities to attract and retain the services of individuals who are essential for the growth and profitability of the Company.

SECTION 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” shall mean any entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Company.

“Award” shall mean any Option, Restricted Stock, Performance Award, Phantom Shares, Bonus Shares or Other Stock-Based Award granted under the Plan.

“Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

“Board” shall mean the Board of Directors of the Company.

“Bonus Shares” shall mean an award of Shares granted pursuant to Section 6(d) of the Plan.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

“Committee” shall mean the committee of the Board appointed to administer the Plan or, if none, the Board.

“Consultant” shall mean any independent contractor who performs services for the Company or an Affiliate other than as a Director.

“Director” shall mean a member of the Board who is not also an Employee.

“Employee” shall mean any common-law employee of the Company or an Affiliate.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean, with respect to Shares, the closing price of a Share quoted on the New York Stock Exchange Composite Tape, or if the Shares are not listed on the New York Stock Exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or if the Shares are not listed on any such stock exchange, the last sale price, or if none is reported, the highest closing bid quotation on the National Association of Securities Dealers, Inc., Automated Quotations System or any successor system then in use on the Date of Grant, or if none are available on such day, on the next preceding day on which the Shares were publicly traded. In the event the Shares are not publicly traded at the time a determination of its fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee.

“Incentive Stock Option” or “ISO” shall mean an option granted under Section 6(a) of the Plan that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision thereto.

“Non-Qualified Stock Option” or “NQO” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

“Other Stock-Based Award” shall mean an award granted under Section 6(f) of the Plan.

“Participant” shall mean any individual granted an Award under the Plan.

“Performance Award” shall mean any right granted under Section 6(c) of the Plan.

“Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

“Phantom Shares” shall mean an Award of the right to receive Shares issued at the end of a Restricted Period which is granted pursuant to Section 6(e) of the Plan.

“Restricted Period” shall mean the period established by the Committee with respect to an Award during which the Award either remains subject to forfeiture or is not exercisable by the Participant.

“Restricted Stock” shall mean any Share, prior to the lapse of restrictions thereon, granted under Section 6(b) of the Plan.

“Rule 16b-3” shall mean Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

“SEC” shall mean the Securities and Exchange Commission, or any successor thereto.

“Shares” or “Common Shares” or “Common Stock” shall mean the common stock of the Company, $0.01 par value, and such other securities or property as may become the subject of Awards under the Plan.

“Substitute Award” shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by (i) a company acquired by the Company or one or more of its Affiliates; or (ii) a company with which the Company or one or more of its Affiliates combines. To the extent reasonably practical, unless otherwise determined by the Committee in its sole discretion, Substitute Awards shall contain, to the extent reasonably practical, the same terms and conditions as the award they replace.

SECTION 3. Administration.

The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate the individuals who are Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award, including such terms and conditions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem expedient to carry it into effect. Unless otherwise expressly provided in the Plan or in any applicable Award Agreement, all designations, determinations, interpretations, and other decisions under or with respect to the

Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any shareholder.

SECTION 4. Shares Available for Awards.

(a)	Shares Available. Subject to adjustment as provided in Section 4(c) and this Section 4(a), the number of Shares reserved and available for distribution in connection with Awards shall be four (4) million Shares. If any Award that may be settled by the delivery of Shares is forfeited, or if such an Award otherwise terminates or is cancelled without the delivery of Shares, then the Shares covered by such Award shall, to the extent of the forfeiture, termination, or cancellation, again be available for distribution in connection with future Awards. Awards that are not settled by the delivery of Shares shall not count against the aggregate number of Shares reserved and available for distribution in connection with Awards.

(b)	Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares. Any of such Shares which remain unissued and which are not subject to outstanding Awards at the termination of the Plan shall cease to be subject to the Plan but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan.

(c)	Adjustments.

(i) In the event that the outstanding shares of Common Stock shall be subdivided into a greater number of shares or the outstanding shares of Common Stock shall be combined into a smaller number of shares, simultaneously with the effectiveness of such subdivision or combination (1) the number of Shares that are reserved and available for distribution in connection with Awards under the Plan automatically shall be adjusted so as to be equal to the number of Shares that would be issuable as the result of applying such subdivision or combination with respect to the Shares that were reserved and available for distribution in connection with Awards immediately prior to the subdivision or combination, (2) the number of Shares subject to each outstanding Award automatically shall be adjusted so as to be equal to the number of Shares that would be issuable as a result of applying such subdivision or combination with respect to the Shares subject to the outstanding Award immediately prior to the subdivision or combination, and (3) the grant or exercise price with respect to any Award relating to Shares automatically shall be adjusted by multiplying the grant or exercise price by a fraction, the numerator of which is the number of outstanding shares of Common Stock (on an outstanding basis) prior to giving effect to the subdivision or combination and the denominator of which is the number of outstanding shares of Common Stock (on an outstanding basis) after giving effect to the subdivision or combination.

(ii) In the event a dividend or other distribution of Common Stock of the Company shall be paid in respect of Common Stock, then immediately after the record date of such dividend or distribution (1) the number of Shares reserved and available for distribution in connection with Awards under the Plan automatically shall be adjusted to include the number of Shares that would have been payable if the dividend or other distribution had been made with respect to the Shares that were reserved and available for distribution in connection with Awards immediately prior to the dividend or other distribution, (2) the number of Shares subject to each outstanding Award automatically shall be increased to include the dividend or other distribution that would have been payable with respect to the Shares, without requiring the payment of any additional consideration therefor, and (3) the grant or exercise price with respect to any Award relating to Shares automatically shall be adjusted by multiplying the grant or exercise price by a fraction, the numerator of which is the number of outstanding shares of Common Stock (on an outstanding basis) prior to giving effect to the dividend or other distribution and the denominator of which is the number of outstanding shares of Common Stock (on an outstanding basis) after giving effect to the dividend or other distribution.

(iii) In the event that the Company shall reclassify any shares of Common Stock (including any reclassification upon a consolidation or merger in which the Company is the continuing corporation) into the same or a different number of shares of another type, class or classes of securities, the Board shall (1) make appropriate adjustments to the number, type and/or class of Shares and other securities that are reserved and available for distribution in connection with Awards under the Plan so as to be equal to the number, type and/or class of Shares and other securities that would be issuable as the result of applying such reclassification with respect to the Shares that were reserved and available for distribution in connection with Awards immediately prior to the reclassification, (2) make appropriate adjustments to the number, type and/or class of Shares or other securities subject to each outstanding Award, so as to be equal to the number, type and/or class of Shares or other securities that would be issuable as a result of applying such reclassification with respect to the Shares subject to the outstanding Award immediately prior to the reclassification, and (3) make appropriate adjustments to the grant or exercise price with respect to each outstanding Award.

(iv) In the event of any dividend or other distribution of other securities or property other than cash not described in clause (i), (ii), or (iii) above, or any recapitalization, reclassification, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company not described in clause (i), (ii), or (iii) above, or the issuance of warrants or other rights to purchase Common Stock or other securities of the Company, if any other corporate transaction or event occurs that affects the Common Stock or if any other change in the corporate structure of the Company affecting the Common Stock occurs, the Board shall adjust (in such manner as shall be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan) any or all of (1) the number, type and/or class of Shares or other securities or property with respect to which Awards may be granted, (2) the number, type and/or class of Shares or other securities or property subject to outstanding Awards, and (3) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for cash payment to the holder of an outstanding Award.

(v) In the event of the declaration of cash dividends that, in the aggregate, exceed 3% of the net income of the Company and its Subsidiaries on a consolidated basis,

determined in accordance with generally accepted accounting principles in the United States, in the four consecutive fiscal quarters of the Company ending on or immediately before the date on which the dividend is declared (such excess amount being hereafter referred to as the “Excess Dividend”), the Board shall reduce the exercise price with respect to any outstanding Option by an amount equal to the Excess Dividend divided by the number of Shares that are outstanding on the date on which the dividend is declared, and in the case of an Award other than an Option, the Board shall adjust (in such manner as shall be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan), the grant or exercise price with respect to any Award other than an Option or, if deemed appropriate, make provision for cash payment to the holder of the outstanding Award.

(vi) To the extent an adjustment is required to an Award pursuant to this Section, the number of Shares subject to an Award denominated in Shares shall be rounded down to the nearest whole number of Shares and the exercise price per Share of an Award, if any, shall be rounded up to the nearest whole cent.

SECTION 5. Eligibility and Award Limits.

Any Employee, Consultant or Director shall be eligible to be designated a Participant by the Committee. However, no Employee may receive Share-denominated Awards during the term of the Plan that, in the aggregate, are with respect to more than 90% of all Shares that may be made subject to Awards under the Plan. The maximum amount of Performance Awards, intended to qualify as “performance-based compensation,” that may be granted or paid to any Participant in any calendar year shall be $10 million, except with respect to formula grant Awards based on the Company’s return on equity and/or net income, such annual maximum shall be such amount that results from the formula(s) used in the Performance Award grant(s), provided the formula(s) do(es) not produce an annual result in excess of 20% of the Company’s net income for the Company’s applicable year (and the formula is not based in whole or in part on a percentage of the Participant’s salary or base compensation). The limitations set forth in the preceding sentences shall be applied in a manner which will permit, when intended, compensation generated under the Plan to constitute “performance-based” compensation for purposes of Section 162(m) of the Code, including, without limitation, counting against such maximum number of Shares, to the extent required under Section 162(m) of the Code and applicable interpretive authority thereunder, any Shares subject to Options that are canceled or repriced.

SECTION 6. Awards.

(a)	Options. Subject to the provisions of the Plan, the Committee shall have the authority to determine the Employees, Consultants and Directors to whom Options shall be granted, the number of Shares to be covered by each Option, the purchase price therefor and the conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

(i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee at the time each Option is granted, but shall not be less than the Fair Market Value of a Share on such date, unless such Option is a Substitute Award.

(ii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms in which payment of, the exercise price with respect thereto may be made or deemed to have been made, which may include, without limitation, cash, already-owned Shares, outstanding Awards, Shares that would otherwise be acquired upon exercise of the Option, a “cashless-broker” exercise (through procedures approved by the Company), other securities or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price.

(iii) Special Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to employees of the Company, its subsidiaries and the parent corporation of the Company, within the meaning of Section 424 of the Code. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Shares with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury regulations and other administrative pronouncements, which of a Participant’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of Section 422(b)(6) of the Code, unless (1) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Shares subject to the Option and (2) such Option by its terms is not exercisable after the expiration of five years from the date of grant.

(iv) Expiration. Except as provided in Section 6(a)(iii), each Option shall expire 10 years from the date of grant thereof and shall be subject to earlier termination as provided in the Option’s Award Agreement.

(b)	Restricted Stock. Subject to the provisions of the Plan, the Committee shall have the authority to determine the Employees, Directors and Consultants to whom Restricted Stock shall be granted, the number of Shares of Restricted Stock to be granted to each such Participant, the duration of the Restricted Period during which, and the conditions, including performance goals, if any, under which, the Restricted Stock may be forfeited to the Company, and the other terms and conditions of such Awards.

(i) Dividends. Dividends paid on Restricted Stock may be paid directly to the Participant, may be subject to risk of forfeiture and/or transfer restrictions during any period established by the Committee or sequestered and held in a bookkeeping cash account (with or without interest) or reinvested on an immediate or deferred basis in additional shares of Common Stock, which credit or shares may be subject to the same restrictions as the underlying Award or such other restrictions, all as determined by the Committee in its discretion.

(ii) Registration. Any Restricted Stock may be evidenced in such manner as the Committee shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(iii) Forfeiture and Restrictions Lapse. Except as otherwise determined by the Committee or the express terms of the Award that granted the Restricted Stock, upon termination of a Participant’s employment (as determined under criteria established by the Committee) for any reason during the applicable Restricted Period, all Restricted Stock shall be forfeited by the Participant and re-acquired by the Company. The Committee may, when it finds that a waiver would be in the best interests of the Company and not cause such Award, if it is intended to qualify as performance-based compensation under Section 162(m) of the Code, to fail to so qualify under Section 162(m) of the Code, waive in whole or in part any or all remaining restrictions with respect to such Participant’s Restricted Stock. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the holder of Restricted Stock promptly after the applicable restrictions have lapsed or otherwise been satisfied.

(iv) Transfer Restrictions. During the Restricted Period, Restricted Stock will be subject to the limitations on transfer as provided in Section 6(g)(iii).

(c)	Performance Awards. The Committee shall have the authority to determine the Employees, Directors and Consultants who shall receive a Performance Award, which shall confer on the Participant the right to receive payment of such Award, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish at the time of grant with respect to the Award.

(i) Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the vesting terms of any Performance Award and the amount of the payment or the formula for determining the amount of the payment to be made pursuant to the Performance Award.

(ii) Payment of Performance Award. Except as otherwise provided in the Award Agreement, Performance Awards may be paid (in cash and/or in Shares, in the sole discretion of the Committee) in a lump sum or in deferred installments following the close of the performance period, which may be subject to vesting requirements, in accordance with procedures established by the Committee with respect to such Award.

(d)	Bonus Shares. The Committee shall have the authority, in its discretion, to grant Bonus Shares to Employees, Directors and Consultants. Each Bonus Share shall constitute a transfer of an unrestricted Share to the Participant, without other payment therefor, as additional compensation for the Participant’s services to the Company.

(e)	Phantom Shares. The Committee shall have the authority to grant Awards of Phantom Shares to Employees, Directors and Consultants upon such terms and conditions as the Committee may determine.

(i) Terms and Conditions. Each Phantom Share Award shall constitute an agreement by the Company to issue or transfer a specified number of Shares or pay an amount of cash equal to the Fair Market Value of a specified number of Shares, or a combination thereof to the Participant in the future, subject to the fulfillment during the Restricted Period of such conditions, including performance goals, if any, as the Committee may specify at the date of grant. During the Restricted Period, the Participant shall not have any right to transfer any rights under the subject Award, shall not have any rights of ownership in the Phantom Shares and shall not have any right to vote such shares.

(ii) Dividends. Any Phantom Share award may provide that any or all dividends or other distributions paid on Shares during the Restricted Period be credited in a cash bookkeeping account (without interest) or that equivalent additional Phantom Shares be awarded, which account or shares may be subject to the same restrictions as the underlying Award or such other restrictions as the Committee may determine.

(f)	Other Stock-Based Awards. The Committee may also grant to Participants an Other Stock-Based Award, which shall consist of a right which is an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares as is deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of any such Other Stock-Based Award.

(g)	General.

(i) Awards May Be Granted Separately or Together. Awards to Employees may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(ii) Forms of Payment by Company Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments.

(iii) Limits on Transfer of Awards.

(A) Except as provided in (C) below, each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s guardian or legal representative or by a transferee receiving such Award pursuant to a qualified domestic relations order (a “QDRO”) as determined by the Committee.

(B) Except as provided in (C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution (or, in the case of Restricted Stock, to the Company) or, if permissible under applicable law, pursuant to a QDRO and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

(C) Notwithstanding anything in the Plan to the contrary, except to the extent specifically provided otherwise by the Committee in an Award Agreement, Non-Qualified Stock Options may be transferred by the optionee to one or more permitted transferees; provided that (i) there may be no consideration given for such transfer, (ii) the optionee (or such optionee’s estate or representative) shall remain obligated to satisfy all employment tax and other withholding tax obligations associated with the exercise of the transferred Options, (iii) the optionee shall notify the Company in writing that such transfer has occurred, the identity and address of the permitted transferee and the relationship of the permitted transferee to the optionee, and (iv) such transfer shall be effected pursuant to transfer documents approved from time to time by the Company. Any permitted transferee may not further assign or transfer the transferred Option otherwise than by will or the laws of descent and distribution. Following any permitted transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable to the Option immediately prior to the transfer, provided that the term “optionee” as used in the Plan shall be deemed to refer also to each permitted transferee where required by the context. A transferred Option may only be exercised by a transferee to the same extent such Option could, at such time, be exercised by the optionee “but for” such transfer. The term “permitted transferees” shall mean one or more of the following: (i) any member of the optionee’s immediate family; (ii) a trust established for the exclusive benefit of one or more members of such immediate family; (iii) a partnership, limited liability company or other form of business entity in which such immediate family members or trusts established for the exclusive benefit of immediate family members are the only partners, members or owners; or (iv) any other person approved from time to time by the Committee. The term “immediate family” is defined for such purpose as spouses, children, stepchildren and grandchildren, including relationships arising from adoption.

(iv) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee and set forth in the applicable Award Agreement; provided, that in no event shall the term of any Award exceed a period of 10 years from the date of its grant.

(v) Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(vi) Consideration for Grants. Awards may be granted for no cash consideration or for such consideration as the Committee determines including, without limitation, such minimal cash consideration as may be required by applicable law.

(vii) Delivery of Shares or other Securities and Payment by Participant of Consideration. No Shares or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement is received by the Company, including without limitation, all applicable withholding taxes. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards or other property, withholding of Shares, cashless exercise with simultaneous sale, or any combination thereof; provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Shares or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid pursuant to the Plan or the applicable Award Agreement to the Company.

(viii) Performance Goals. Where necessary, the Committee shall establish performance goals applicable to those Awards the payment of which is intended by the Committee to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code. The performance goals shall be based upon the attainment of such target levels of Share price, net income, cash flows, total capitalization, total or comparative shareholder return, assets, return on equity, sales, economic profit, return on assets, results of operation (gross revenue less cost of sales, plus earnings generated from the mortgage and title businesses, but excluding results of any restructuring or unusual or extraordinary items as determined by a majority of the independent members of the Board, budget and/or earnings per share as may be specified by the Committee. The performance goals may be made subject to adjustment for specified unusual and nonrecurring events and may be absolute, relative to one or more other companies, or relative to one or more indices and may be with respect to the Company and/or one or more Affiliates. Which factor or factors to be used with respect to any grant, and the weight to be accorded thereto if more than one factor is used, shall be determined by the Committee at the time of grant.

SECTION 7. Amendment and Termination.

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

(a)	Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any shareholder or other Person, except to the extent that such approval (i) is appropriate or required by applicable stock exchange rules or applicable law, as determined by the Board, or (ii) would degrade or adversely affect the rights of any Participant with respect to then outstanding Awards.

(b)	Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted; provided, however, that no change in any Award shall degrade or adversely affect the rights of the Participant thereunder without the consent of such Participant. Notwithstanding the foregoing, with respect to any Award intended to qualify as performance-based compensation under Section 162(m) of the Code, no amendment shall be authorized to the extent such amendment would cause the Award to fail to so qualify.

SECTION 8. General Provisions.

(a)	No Rights to Awards. No Employee, Director, Consultant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Directors, Consultants, Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

(b)	Withholding. The Company or any Affiliate is authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, Shares that would otherwise be issued pursuant to such Award, other Awards or other property) of any applicable taxes payable in respect of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. Any Participant who is subject to Rule 16b-3 with respect to Shares may direct the Company to withhold Shares or may tender Shares already-owned to the Company to satisfy his minimum tax withholding obligations.

(c)	No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or service of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or service, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. Nothing contained in the Plan shall confer on any Director any right with respect to continuation of membership on the Board.

(d)	Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles.

(e)	Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect; provided, however, the Committee shall use its best efforts to provide such affected Participant with a new Award that restores the Participant to the same economic position as before such change, to the extent reasonable.

(f)	Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

(g)	No Trust or Fund Created. Neither the Plan nor the Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any Affiliate.

(h)	No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(i)	Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(j)	Facsimile Signature. Any Award Agreement or related document may be executed by facsimile signature. If any officer who shall have signed or whose facsimile signature shall have been placed upon any such Award Agreement or related document shall have ceased to be such officer before the related Award is granted by the Company, such Award may nevertheless be issued by the Company with the same effect as if such person were such officer at the date of grant.

SECTION 9. Corporate Change.

Except as may otherwise be specifically provided in an Award Agreement, if the Company shall not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of an entity) (a “Corporate Change”), no later than 10 days after the approval by the stockholders of the Company of such merger or consolidation, the Committee shall effect one or more of the following alternatives, which alternatives may vary among individual Participants and which may vary among Options held by any individual Participant: (1) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or alter such Corporate Change) fixed by the Committee, after which specified date all unexercised Options and all rights of Participants thereunder shall terminate, (2) require the mandatory surrender to the Company by all or selected Participants of some or all of the outstanding Options held by such Participants (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Options and the Company shall pay (or cause to be paid) to each Participant an amount of cash per share equal to the excess, if any, of the Corporate Change Value (as defined below) of the shares subject to such Option over the exercise price(s) under such Options for such shares, or (3) make such adjustments to Options then outstanding to provide that the number and class of shares of Common Stock covered by such Options shall thereafter cover securities of the surviving or acquiring corporation or other property (including, without limitation, cash) and adjust the exercise price(s) of such Options in accordance with the Treasury Regulations applicable for incentive stock options. For the purposes of this paragraph, the “Corporate Change Value” shall equal the per share price offered to stockholders of the Company in any such merger or consolidation. In the event that the consideration offered to stockholders of the Company in any Corporate Change consists of anything other than cash, the fair cash equivalent of the portion of the consideration offered which is other than cash shall be determined.

SECTION 10. Effective Date of the Plan.

The Plan shall be effective upon its adoption by the Board; provided, however, no Options or other equity-based Awards may be made under the Plan prior to a merger of Engle Holdings Corp. with the Company.

SECTION 11. Term of the Plan.

No Award shall be granted under the Plan after the tenth anniversary of the date the Plan was adopted by the Board. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, extend beyond such date.